Exhibit 15.1

August 6, 2007

Securities and Exchange Commission

450 Fifth Street

N.W. Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 27, 2007 on our review of interim financial information of Varian Medical Systems, Inc. as of June 29, 2007 and for the three-month and nine-month periods ended June 29, 2007 and June 30, 2006 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 29, 2007 is incorporated by reference in its Registration Statements on Form S-8 (No.s 333-75531, 333-57006, 333-57008, 333-57010, 333-57012, 333-123778 and 333-130001).

Yours very truly,

/S/ PRICEWATERHOUSECOOPERS LLP